SLM Student Loan Trust 1999-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$315,895,115.82	($44,817,061.73)	$271,078,054.09
	ii	Interest to be Capitalized	2,477,903.08		2,170,707.59

	iii	Total Pool	$318,373,018.90		$273,248,761.68

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$318,373,018.90		$273,248,761.68

B	i	Weighted Average Coupon (WAC)	3.938%		3.951%
	ii	Weighted Average Remaining Term	94.67		92.63
	iii	Number of Loans	104,933		94,920
	iv	Number of Borrowers	49,963		45,598

						% of		% of
	Notes and Certificates			Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1T Notes	78442GBD7	0.87%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBE5	0.08%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GBG0	0.18%	282,313,018.90	88.674%	237,188,761.68	86.803%
	iv	Certificates	78442GBH8	0.45%	36,060,000.00	11.326%	36,060,000.00	13.197%

	v	Total Notes and Certificates			$318,373,018.90	100.000%	$273,248,761.68	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$795,932.55	$683,121.90
	iv	Reserve Account Floor Balance ($)	$1,002,076.00	$1,002,076.00
	v	Current Reserve Acct Balance ($)	$1,002,076.00	$1,002,076.00

II. 1999-1 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$43,260,558.75
	ii	Principal Collections from Guarantor	2,611,205.59
	iii	Principal Reimbursements	33,869.32
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$45,905,633.66

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$43,973.98
	ii	Capitalized Interest	(1,132,545.91)

	iii	Total Non-Cash Principal Activity	$(1,088,571.93)

C	Total Student Loan Principal Activity		$44,817,061.73

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,557,465.75
	ii	Interest Claims Received from Guarantors	109,012.62
	iii	Collection Fees/Return Items	23,573.86
	iv	Late Fee Reimbursements	142,233.74
	v	Interest Reimbursements	14,357.51
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	105,664.31
	viii	Subsidy Payments	332,358.35

	xi	Total Interest Collections	$2,284,666.14

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$656.26
	ii	Capitalized Interest	1,132,545.91

	iii	Total Non-Cash Interest Adjustments	$1,133,202.17

F	Total Student Loan Interest Activity		$3,417,868.31

G	Non-Reimbursable Losses During Collection Period		$42,617.12

H	Cumulative Non-Reimbursable Losses to Date		$1,080,230.70

III. 1999-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$11,044,851.60
	ii	Consolidation Principal Payments	34,826,912.74
	iii	Reimbursements by Seller	14,152.92
	iv	Borrower Benefits Reimbursements	3,983.8
	v	Reimbursements by Servicer	1,617.73
	vi	Re-purchased Principal	14,114.87

	vii	Total Principal Collections	$45,905,633.66

B	Interest Collections
	i	Interest Payments Received	$1,848,227.72
	ii	Consolidation Interest Payments	256,273.31
	iii	Reimbursements by Seller	3,333.97
	iv	Borrower Benefits Reimbursements	218.05
	v	Reimbursements by Servicer	9,902.41
	vi	Re-purchased Interest	903.08
	vii	Collection Fees/Return Items	23,573.86
	viii	Late Fees	142,233.74

	ix	Total Interest Collections	$2,284,666.14

C	Other Reimbursements		$138,315.50

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$48,328,615.30
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(453,011.41)
		Consolidation Loan Rebate Fees	$(142.20)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$47,875,461.69

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$209,203.04
	ii	Primary Servicing Fee — Consolidation Loans	$22.48

H	Servicing Fees Due for Current Period		$209,225.52

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$229,225.52

IV. 1999-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	3.355%	3.250%	1,990	1,780	1.896%	1.875%	$7,806,946.36	$6,801,680.34	2.471%	2.509%

Grace
Current	3.285%	3.334%	853	889	0.813%	0.937%	3,252,640.19	3,528,806.52	1.030%	1.302%
TOTAL INTERIM	3.335%	3.279%	2,843	2,669	2.709%	2.812%	$11,059,586.55	$10,330,486.86	3.501%	3.811%
REPAYMENT

Active
Current	4.061%	4.107%	63,548	57,458	60.561%	60.533%	$162,097,433.41	$137,831,168.57	51.314%	50.846%
31-60 Days Delinquent	4.074%	4.115%	3,582	3,313	3.414%	3.490%	11,095,823.01	10,167,296.64	3.513%	3.751%
61-90 Days Delinquent	4.053%	4.042%	2,350	2,004	2.240%	2.111%	7,539,981.84	6,755,482.88	2.387%	2.492%
91-120 Days Delinquent	4.073%	4.079%	1,533	1,530	1.461%	1.612%	5,007,975.28	5,042,916.22	1.585%	1.860%
> 120 Days Delinquent	4.079%	4.068%	4,211	4,345	4.013%	4.578%	15,037,879.28	14,642,669.71	4.760%	5.402%

Deferment
Current	3.467%	3.442%	14,045	13,246	13.385%	13.955%	49,620,467.37	43,830,525.65	15.708%	16.169%

Forbearance
Current	4.018%	4.017%	12,403	9,969	11.820%	10.503%	52,840,152.19	41,115,120.79	16.727%	15.167%
TOTAL REPAYMENT	3.958%	3.976%	101,672	91,865	96.892%	96.782%	$303,239,712.38	$259,385,180.46	95.994%	95.687%
Claims in Process (1)	4.310%	4.291%	416	385	0.396%	0.406%	$1,588,908.05	$1,361,512.48	0.503%	0.502%
Aged Claims Rejected (2)	3.521%	4.170%	2	1	0.002%	0.001%	$6,908.84	$874.29	0.002%	0.000%
GRAND TOTAL	3.938%	3.951%	104,933	94,920	100.000%	100.000%	$315,895,115.82	$271,078,054.09	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.906%	59,745	$151,396,711.89	55.850%
- GSL — Unsubsidized	3.788%	28,226	95,863,163.77	35.364%
- PLUS Loans	4.701%	5,298	19,271,666.01	7.109%
- SLS Loans	5.442%	1,649	4,492,768.82	1.657%
- Consolidation Loans:	7.000%	2	53,743.60	0.020%

- Total	3.951%	94,920	$271,078,054.09	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.944%	77,655	$236,436,710.43	87.221%
- Two Year	3.981%	12,239	24,560,604.72	9.060%
- Technical	4.036%	5,014	10,012,696.58	3.694%
- Other	6.941%	12	68,042.36	0.025%

- Total	3.951%	94,920	$271,078,054.09	100.000%

*	Percentages may not total 100% due to rounding.

VI. 1999-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,413,772.04
B	Interest Subsidy Payments Accrued During Collection Period		288,184.99
C	SAP Payments Accrued During Collection Period		384,101.92
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		123,810.59
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$3,209,869.54

G	Student Loan Rates
	i	Days in Calculation Period	91
	ii	Days in Year	366 and 360
	iii	Net Expected Interest Collections	$3,209,869.54
	iv	Primary Servicing Fee	$662,236.93
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$318,373,018.90
	vii	Student Loan Rate (A-1T)	3.19314%
	viii	Student Loan Rate (A-1L, A-2L & Cert)	3.14079%

		Accrued
		Int Factor	Accrual Period
H	Class A-1T T-Bill Based Interest Rate			0.00000%
I	Class A-1T Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-1L Libor Based Interest Rate			0.00000%
K	Class A-1L Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
L	Class A-2L Libor Based Interest Rate			1.84000%
M	Class A-2L Interest Rate	0.004651111	(7/26/04 - 10/25/04)	1.84000%
N	Certificate Libor Based Rate of Return			2.11000%
O	Certificate Rate of Return	0.005333611	(7/26/04 - 10/25/04)	2.11000%

VII. 1999-1 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$315,895,115.82
	ii	Interest To Be Capitalized	2,477,903.08

	iii	Total Pool	$318,373,018.90
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$318,373,018.90

B	Total Note and Certificate Factor		0.3090670
C	Total Note and Certificate Balance		$318,373,018.90

D	Note Balance 7/26/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000	0.0000000	0.6542141	1.0000000
	ii	Expected Note Balance	$0.00	$0.00	$282,313,018.90	$36,060,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,002,076.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$47,999,272.28	$47,999,272.28

B	Primary Servicing Fees-Current Month		$209,225.52	$47,790,046.76

C	Administration Fee		$20,000.00	$47,770,046.76

D	Noteholder’s Interest Distribution Amount

	i	Class A-1T	$0.00	$47,770,046.76
	ii	Class A-1L	$0.00	$47,770,046.76
	iii	Class A-2L	$1,313,069.22	$46,456,977.54

	iv	Total Noteholder’s Interest Distribution	$1,313,069.22

E	Certificateholder’s Return Distribution Amount		$192,330.02	$46,264,647.52

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1T	$0.00	$46,264,647.52
	ii	Class A-1L	$0.00	$46,264,647.52
	iii	Class A-2L	$45,124,257.22	$1,140,390.30

	iv	Total Noteholder’s Principal Distribution	$45,124,257.22

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,140,390.30

H	Increase to the Specified Reserve Account Balance		$0.00	$1,140,390.30

I	Carryover Servicing Fees		$0.00	$1,140,390.30

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,140,390.30
	ii	Class A-1L	$0.00	$1,140,390.30
	iii	Class A-2L	$0.00	$1,140,390.30

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,140,390.30

L	Excess to Reserve Account		$1,140,390.30	$0.00

IX. 1999-1 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Certificates
	i ii	Quarterly Interest Due Quarterly Interest Paid		$0.00 0.00	$0.00 0.00	$1,313,069.22 1,313,069.22	$192,330.02 192,330.02

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00

	iv v	Interest Carryover Due Interest Carryover Paid		$0.00 0.00	$0.00 0.00	$0.00 0.00	$0.00 0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00

	vii viii	Quarterly Principal Due Quarterly Principal Paid		$0.00 0.00	$0.00 0.00	$45,124,257.22 45,124,257.22	$0.00 0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$46,437,326.44	$192,330.02

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04		$318,373,018.90
	ii	Adjusted Pool Balance 9/30/04		273,248,761.68

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$45,124,257.22

	iv	Adjusted Pool Balance 6/30/04		$318,373,018.90
	v	Adjusted Pool Balance 9/30/04		273,248,761.68

	vi	Current Principal Due (iv-v)		$45,124,257.22
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$45,124,257.22

	ix	Principal Distribution Amount Paid		$45,124,257.22
	x	Principal Shortfall (viii-ix)		$—

C		Total Principal Distribution		$45,124,257.22

D		Total Interest Distribution		1,505,399.24

E		Total Cash Distributions-Note and Certificates		$46,629,656.46

F	Note & Certificate Balances		7/26/2004	10/25/2004
	i	A-1T Note Balance (78442GBD7)	$—	$—
		A-1T Note Pool Factor	0.0000000	0.0000000

	ii	A-1L Note Balance (78442GBE5)	$—	$—
		A-1L Note Pool Factor	0.0000000	0.0000000

	iii	A-2L Note Balance (78442GBG0)	$282,313,018.90	$237,188,761.68
		A-2L Note Pool Factor	0.6542141	0.5496461

	iv	Certificate Balance (78442GBH8)	$36,060,000.00	$36,060,000.00
		Certificate Pool Factor	1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$1,002,076.00
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,140,390.30

	iv	Total Reserve Account Balance Available		$2,142,466.30
	v	Required Reserve Account Balance		$1,002,076.00
	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Investment Corp		$1,140,390.30
	viii	Ending Reserve Account Balance		$1,002,076.00

X. 1999-1 Historical Pool Information

						2003
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$315,895,115.82	$331,034,196.44	$360,899,321.32	$525,735,331.62
	Student Loan Principal Activity
	i	Regular Principal Collections	$43,260,558.75	$14,117,202.14	$28,275,523.37	$129,393,511.82
	ii	Principal Collections from Guarantor	2,611,205.59	2,342,282.76	2,912,379.36	12,556,498.97
	iii	Principal Reimbursements	33,869.32	13,500.29	64,474.02	31,153,338.20
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$45,905,633.66	$16,472,985.19	$31,252,376.75	$173,103,348.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$43,973.98	$37,733.30	$53,682.30	$875,355.61
	ii	Capitalized Interest	(1,132,545.91)	(1,371,637.87)	(1,440,934.17)	(9,142,694.30)

	iii	Total Non-Cash Principal Activity	$(1,088,571.93)	$(1,333,904.57)	$(1,387,251.87)	$(8,267,338.69)
(-)	Total Student Loan Principal Activity		$44,817,061.73	$15,139,080.62	$29,865,124.88	$164,836,010.30
	Student Loan Interest Activity
	i	Regular Interest Collections	$1,557,465.75	$1,463,055.23	$1,746,049.78	$9,891,114.56
	ii	Interest Claims Received from Guarantors	109,012.62	105,045.64	138,825.12	705,663.90
	iii	Collection Fees/Return Items	23,573.86	15,801.97	22,928.08	55,620.74
	iv	Late Fee Reimbursements	142,233.74	93,777.59	123,344.61	450,244.21
	v	Interest Reimbursements	14,357.51	12,166.12	7,683.20	238,172.30
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	105,664.31	67,127.30	74,037.10	122,401.31
	viii	Subsidy Payments	332,358.35	362,928.54	392,048.69	2,357,888.50

	ix	Total Interest Collections	$2,284,666.14	$2,119,902.39	$2,504,916.58	$13,821,105.52
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$656.26	$2,029.87	$1,379.44	$(646,597.38)
	ii	Capitalized Interest	1,132,545.91	1,371,637.87	1,440,934.17	9,142,694.30

	iii	Total Non-Cash Interest Adjustments	$1,133,202.17	$1,373,667.74	$1,442,313.61	$8,496,096.92

	Total Student Loan Interest Activity		$3,417,868.31	$3,493,570.13	$3,947,230.19	$22,317,202.44
(=)	Ending Student Loan Portfolio Balance		$271,078,054.09	$315,895,115.82	$331,034,196.44	$360,899,321.32
(+)	Interest to be Capitalized		$2,170,707.59	$2,477,903.08	$2,762,011.52	$3,059,919.57
(=)	TOTAL POOL		$273,248,761.68	$318,373,018.90	$333,796,207.96	$363,959,240.89
(+)	Reserve Account Balance		$—	$—	$—	$—
(=)	Total Adjusted Pool		$273,248,761.68	$318,373,018.90	$333,796,207.96	$363,959,240.89

XI. 1999-1 Historical Pool Information (cont.)

			2002	2001	2000	1999
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	5/10/99-12/31/99
Beginning Student Loan Portfolio Balance			$722,269,357.91	$849,786,734.06	$937,482,162.56	$978,982,721.13
	Student Loan Principal Activity
	i	Regular Principal Collections	$84,978,020.43	$98,114,223.44	$74,687,605.98	$42,967,135.76
	ii	Principal Collections from Guarantor	13,921,150.62	16,773,087.47	12,378,195.65	2,003,309.64
	iii	Principal Reimbursements	113,140,799.86	35,012,297.97	26,024,938.45	16,645,104.96
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$212,039,970.91	$149,899,608.88	$113,090,740.08	$61,615,550.36
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,692,963.49	$936,155.74	$1,595,693.27	$865,735.83
	ii	Capitalized Interest	(17,198,908.11)	(23,318,388.47)	(26,991,004.85)	(20,980,727.62)

	iii	Total Non-Cash Principal Activity	$(15,505,944.62)	$(22,382,232.73)	$(25,395,311.58)	$(20,114,991.79)
(-)	Total Student Loan Principal Activity		$196,534,026.29	$127,517,376.15	$87,695,428.50	$41,500,558.57
	Student Loan Interest Activity
	i	Regular Interest Collections	$18,527,636.20	$29,740,727.62	$31,343,981.59	$17,337,466.68
	ii	Interest Claims Received from Guarantors	953,253.54	1,309,199.47	833,566.16	85,131.35
	iii	Collection Fees/Return Items	20,454.30	—	—	—
	iv	Late Fee Reimbursements	471,745.82	597,640.55	561,283.14	282,095.46
	v	Interest Reimbursements	1,524,415.08	501,742.89	341,328.52	222,858.65
	vi	Other System Adjustments	—	—	(184.62)	—
	vii	Special Allowance Payments	164,605.62	1,803,930.03	8,832,923.76	719,512.68
	viii	Subsidy Payments	5,119,928.16	10,270,972.05	14,738,387.06	8,335,574.24

	ix	Total Interest Collections	$26,782,038.72	$44,224,212.61	$56,651,285.61	$26,982,639.06
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,371,900.57)	$(603,138.61)	$(1,359,428.66)	$(866,862.73)
	ii	Capitalized Interest	17,198,908.11	23,318,388.47	26,991,004.85	20,980,727.62

	iii	Total Non-Cash Interest Adjustments	$15,827,007.54	$22,715,249.86	$25,631,576.19	$20,113,864.89

	Total Student Loan Interest Activity		$42,609,046.26	$66,939,462.47	$82,282,861.80	$47,096,503.95
(=)	Ending Student Loan Portfolio Balance		$525,735,331.62	$722,269,357.91	$849,786,734.06	$937,482,162.56
(+)	Interest to be Capitalized		$5,210,181.24	$10,369,636.50	$13,869,276.47	$17,075,618.10
(=)	TOTAL POOL		$530,945,512.86	$732,638,994.41	$863,656,010.53	$954,557,780.66
(+)	Reserve Account Balance		$1,327,363.78	$1,831,597.49	$2,159,140.03	$2,386,394.45
(=)	Total Adjusted Pool		$532,272,876.64	$734,470,591.90	$865,815,150.56	$956,944,175.11

XII. 1999-1 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *
Jul-99	$1,002,075,783	—	Apr-02	$687,054,354	7.13%
Oct-99	$972,829,991	6.74%	Jul-02	$651,959,124	7.42%
Jan-00	$954,557,781	5.57%	Oct-02	$590,247,302	8.90%
Apr-00	$932,117,075	5.10%	Jan-03	$530,945,513	10.29%
Jul-00	$910,928,199	5.00%	Apr-03	$482,858,674	11.13%
Oct-00	$886,890,588	5.10%	Jul-03	$461,639,573	10.77%
Jan-01	$863,656,011	5.02%	Oct-03	$396,544,697	12.56%
Apr-01	$841,978,917	4.78%	Jan-04	$363,959,241	12.88%
Jul-01	$816,965,890	4.77%	Apr-04	$333,796,208	13.13%
Oct-01	$782,232,011	5.26%	Jul-04	$318,373,019	12.66%
Jan-02	$732,638,994	6.35%	Oct-04	$273,248,762	13.89%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.